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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the inclusion and incorporation by reference in the Prospectuses constituting part of this Registration Statement on Form S-3 of our report dated January 30, 1997 appearing on page 24 of the Greenfield Industries, Inc. 1996 Annual Report, which is incorporated by reference in the Greenfield Industries, Inc. Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page S-1 of Such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectuses.

/s/ PRICE WATERHOUSE LLP
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PRICE WATERHOUSE LLP

St. Louis, Missouri

January 2, 1998